U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

21st Floor, South Tower, New Pier Takeshiba
1-16-1, Kaigan, Minato-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-3436-4577

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm.

Grand Perfecta, Inc. (the “Company”) was notified by HJ & Associates, LLC (“HJ & Associates’) that the accounting business of HJ & Associates was combined with that of another accounting firm, Haynie & Company. As a result, the Company approved the engagement of Haynie & Company as the independent registered public accounting firm and auditors of the Company’s financial statements on January 14, 2016, and the engagement of HJ & Associates terminated.

The report of HJ & Associates on the Company’s consolidated financial statements for the two most recent fiscal years ended July 31, 2015 and 2014 did not contain an adverse or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended July 31, 2015 and 2014, and through January 14, 2016, there were (i) no disagreements between the Company and HJ & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of HJ & Associates, would have caused HJ & Associates to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided HJ & Associates with a copy of this Form 8-K and requested that HJ & Associates furnish a letter addressed to the Securities & Exchange Commission stating whether or HJ & Associates agrees with the above statements. A copy of such letter is attached as Exhibit 16.1.

New Independent Registered Public Accounting Firm.

On January 14, 2016, the Company’s Board of Directors approved the engagement of Haynie & Company as the Company’s independent registered public accounting firm and auditors of the Company’s financial statements. During the Company’s two most recent fiscal years ended July 31, 2015 and 2014, and in the subsequent interim period through January 14, 2016, the Company has not consulted with Haynie & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Haynie & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on January 14, 2016, at 10:00 a.m., Japan standard time, the stockholders of the Company voted on the following four proposals:

1.	Election of Shuya Watanabe, Masashi Takegaki, Motonori Okai, Hideaki Takahashi, Akira Tanabe, Enrique Marchese, and Takashi Ozawa to serve as directors of the Company until the annual meeting of stockholders in 2017 or until their respective successors are elected and qualified.

2.	Approval, on an advisory basis, the compensation of the Company’s named executive officers.

3.	Advisory vote on the frequency of the advisory vote on executive compensation.

4.	Ratification and approval of the appointment of an independent registered public accounting firm, HJ & Associates, which, as disclosed in Item 4.01 above, recently combined with another independent registered public accounting firm, Haynie & Company.

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The final votes cast on the four proposals are as follows:

Proposal No. 1	Election of Directors

	Votes For	Votes Against	Abstain
Shuya Watanabe	21,872,668	0	0
Masashi Takegaki	21,872,668	0	0
Motonori Okai	21,872,668	0	0
Hideaki Takahashi	21,872,668	0	0
Akira Tanabe	21,872,668	0	0
Enrique Marchese	21,872,668	0	0
Takashi Ozawa	21,872,668	0	0

Proposal No. 2	Advisory Vote on the Compensation of the Company’s Named Officers

Votes For	Votes Against	Abstain
21,872,668	0	0

Proposal No. 3	Advisory Vote on the Frequency of the Advisory Vote on Compensation

Votes For Every 1 Year	Votes For Every 2 Years	Votes For Every 3 Years
0	0	21,872,668

Proposal No. 4	Ratification of Appointment of Independent Accounting Firm

Votes For	Votes Against	Abstain
21,872,668	0	0

In light of the voting results on Proposal No. 3 and consistent with the preference expressed by the Company in its Information Statement filed with the Securities and Exchange Commission on November 30, 2015, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation every three years.

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Item 8.01     Other Events.

On January 11, 2016, the Company issued a press release, which is included as an exhibit to this report, announcing the acquisition (through the Company’s subsidiary, Sports Perfecta, Inc.) of Just Mobile Sdn. Bhd., doing business as FanXT.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

16.1	Letter from HJ & Associates, LLC

99.1	Press Release dated January 11, 2016 entitled “Grand Perfecta, Inc., Acquires FanXT to Expand Into Fantasy Sports Market

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016	Grand Perfecta, Inc.
	By:	/s/ Masashi Takegaki
	Name:	Masashi Takegaki
	Title:	Chief Financial Officer

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